CONTRACT TO PURCHASE COMMERCIAL REAL ESTATE
APPROVED BY THE SOUTHWESTERN ILLINOIS REGIONAL MULTIPLE LISTING SERVICE

REALTOR®

This Contract has been prepared by legal counsel to The Southwestern Illinois Regional Multiple Listing Service and is intended solely for use by members of the REALTOR® Association of Southwestern Illinois, Inc. and the Greater Gateway Association of REALTORS®, Inc. Any unauthorized use is strictly prohibited.

EQUAL HOUSING OPPORTUNITY

THIS IS A LEGALLY BINDING CONTRACT; IF NOT UNDERSTOOD, SEEK COMPETENT LEGAL ADVICE.

1. MUTUAL COVENANTS. Seller agrees to sell and Buyer agrees to purchase the following described real estate, together with all appurtenances thereof upon the terms set forth in this Contract: Legal Description/Permanent Parcel Number 14-2-15-21-19-401-001 situated in Madison County, Illinois, commonly known as 1 Country Club View Edwardsville IL. 62025 with an approximate lot size of 167.50 x 160.65 Irregular ("Property").

2. DUAL AGENT. The Parties confirm(s) that they have previously consented to the Designated Agent (hereafter indicated), acting as a dual agent in providing brokerage services on their behalf and specifically consent(s) to licensee acting as a dual agent in regard to this transaction.

SELLER-CLIENT INITIALS_______ BUYER-CLIENT INITIALS_______

3. INCLUSIONS/EXCLUSIONS: The following **ITEMS** are included or excluded in the sale and are the exclusive property of the Seller, having been paid in full:

☑ **Inclusions:** All office equipment to remain with building to include: Cubicles, Chairs, Desk, Tables, Break Room Equipment. Sellers may leave or take Phone system.

☑ **Exclusions:** Computers and computer systems

4. OFFER AND ACCEPTANCE. These terms shall constitute an offer, which shall expire and any Earnest Money (hereafter defined) shall be returned, unless the offer is accepted on or before the Acceptance Deadline (hereafter defined). NO CONTRACT SHALL EXIST BETWEEN THE PARTIES UNLESS THIS CONTRACT AND ALL ADDENDA (INCLUDING COUNTER OFFERS) IS/ARE SIGNED BY BOTH BUYER AND SELLER. THE "EFFECTIVE DATE" OF THE CONTRACT SHALL BE THE LAST DATE THAT ALL PARTIES HAVE SIGNED THIS CONTRACT AND ALL ADDENDA (INCLUDING COUNTER OFFERS, IF ANY).

5. TENANCY. Title to be taken as (choose one) ☐ joint tenants ☐ tenants in common ☐ tenants by the entirety ☐ tenant in severalty ☑ to be determined.

6. PURCHASE PRICE. $ One Million Five Hundred Thousand Dollars ("Purchase Price") $100,000.00 ("Earnest Money") to be held in the escrow account of Metro Listing Title Service, as Escrow Agent for disposition in accordance with this Contract and as required by law.

7. CLOSING AND POSSESSION. The "Closing" or "Closing Date" is the day on which the Parties have fulfilled their obligations under the Contract, including instruments necessary to convey title and the deposit of the Purchase Price for disbursement to the Seller. The Closing under this Contract shall take place on or before December 16, 2008 at the office of the title company or insured escrow agent ("Closing Agent" or "Title Company") as chosen by the Seller, subject to the provisions of this Contract. Except as may be provided by Addendum, Seller shall deliver possession and keys to the Property to Buyer no later than the time of Closing. Seller agrees to leave the Property in broom clean condition, free of all litter, trash and/or debris, and to remove all personal property not sold to Buyer. Buyer and Seller authorize the Closing Agent to release to the real estate agent(s) signed copies of the HUD/RESPA statement. Seller grants Buyer and Buyer's Designated Agent the right to enter and "walk through" the Property and the right to have utilities turned on or transferred, at Buyer's expense, within four (4) days prior to Closing. The purpose of the "walk through" is for the Buyer to verify that the Property is in the same general condition it was as of the Effective Date of this Contract and that repairs, if any, were completed in a workmanlike manner. Waiver of inspections herein does not waive the right to a "walk through" prior to Closing.

8. ☐ **Waived** ☐ **Required BUYER'S CONTINGENCIES.** In addition to any other conditions set forth in this Contract, Buyer's obligation to close the purchase provided for herein shall be subject to the fulfillment by satisfaction or waiver in the reasonable discretion of Buyer, ("Buyer's Contingency") on or before December 5, 2008 (the "Contingency Date") of the following contingencies:

CHECK THE CONTINGENCY(IES) WHICH APPLY

Contingency	Expense	Expense	Shared Expense	Application By	Application Date
☐ Rezoning	☐ Seller	☐ Buyer	☐ Equally shared expense	☐ Seller ☐ Buyer	_______
☐ Variance	☐ Seller	☐ Buyer	☐ Equally shared expense	☐ Seller ☐ Buyer	_______
☐ Special Use Permit	☐ Seller	☐ Buyer	☐ Equally shared expense	☐ Seller ☐ Buyer	_______
☐ Building Permit	☐ Seller	☐ Buyer	☐ Equally shared expense	☐ Seller ☐ Buyer	_______
☐ Engineering Reports	☐ Seller	☐ Buyer	☐ Equally shared expense	☐ Seller ☐ Buyer	_______
☐ Platting	☐ Seller	☐ Buyer	☐ Equally shared expense	☐ Seller ☐ Buyer	_______
☐ Well Permit	☐ Seller	☐ Buyer	☐ Equally shared expense	☐ Seller ☐ Buyer	_______
☐ Private Sewage	☐ Seller	☐ Buyer	☐ Equally shared expense	☐ Seller ☐ Buyer	_______
☐ Disposal Permit	☐ Seller	☐ Buyer	☐ Equally shared expense	☐ Seller ☐ Buyer	_______
☐ Environmental	☐ Seller	☐ Buyer	☐ Equally shared expense	☐ Seller ☐ Buyer	_______
☐ Archeological Studies	☐ Seller	☐ Buyer	☐ Equally shared expense	☐ Seller ☐ Buyer	_______

☑ **Finance** ☐ **Fixed Rate** ☐ **Adjustable** ☑ **Conventional** ☐ **SBA** _______

Specify: 80% LTV

SELLER-CLIENT INITIALS [signature] BUYER-CLIENT INITIALS MGA

☐**Cash Transaction.** This Contract is not contingent on financing. Buyer shall provide to Seller written evidence of funds available to Close on or before fifteen (15) days after the Acceptance Deadline but no later than ten (10) days prior to Closing, whichever is earlier.

Governmental Inspections: Required☐ Not Required☑

Application shall be made to the appropriate authority on or before the above indicated application date, with due diligence and in good faith to obtain items requested above. Buyer shall furnish affidavits and lien waivers to comply with the provisions of the Illinois Mechanics Lien Act and shall hold Seller harmless from any and all mechanics' liens, which might arise by virtue of this Section.

If Rezoning, Variance or Special Use Permit is sought, intended use or zoning classification of the property is to be changed from Not Required **to a classification to allow use of such property for (state intended use).** ______

Subject to the terms of this Section 9, Buyer and Seller agree that the Property is being sold in its present, "AS IS" condition, with no warranties, expressed or implied, and that conditions of the Property that are visible on a reasonable inspection by the Buyer should either be taken into account by the Buyer in the Purchase Price, or the Buyer should make the correction of these conditions by Seller a requirement of the Contract; this provision shall survive Closing and delivery of Seller's deed to the Buyer.

(A) DUE DILIGENCE. The Parties also acknowledge that the real estate agents and agencies involved in this transaction have no special training or experience with respect to the many structural and environmental aspects of the Property, or with discovering and/or evaluating defects, including, but not limited to, structural defects, roof, basement, mechanical equipment, radon gas, lead based paint hazards, sewer systems, wells, mold and mold infestation, plumbing, asbestos, exterior drainage, termite or other type of wood destroying insect infestation or damage. Buyer acknowledges that he will carefully inspect the Property or has been offered the right to have the Property inspected. Buyer also agrees to verify and inspect any defects listed on the Lead Based Paint Disclosure, Mold Disclosure, if applicable, that are important to Buyer by an independent investigation. Buyer acknowledges that neither Seller nor any real estate agent(s) is an expert at detecting or repairing physical defects in the Property.

PAINTING, DECORATING OR OTHER ITEMS OF A COSMETIC NATURE, REGARDLESS OF THE COST TO REMEDY, SHALL NOT CONSTITUTE A DEFECT FOR THE PURPOSE OF THIS PROPERTY INSPECTION CONTINGENCY.

(B) INSPECTION REMEDIES. If the Contract is not declared terminated pursuant to this Section, and the Buyer has delivered Buyer's Inspection Response to Seller, then Buyer and Seller shall have ten (10) days after Seller's receipt of the Inspection Response in which to reach an agreement in writing for the repair of such defects by the Closing Date, including, but not limited to:

(a) who shall pay a specific portion of such repairs and the individual contractors who will do the work, or
(b) an agreed monetary adjustment at Closing in lieu of the correction of defects, or
(c) terms which include who shall pay and what contractors will do a portion of the work together with an agreed monetary adjustment at Closing.

(Note: A monetary adjustment may affect the terms of Buyer's loan, e.g. down payment, interest rate). If no written agreement is reached within said ten (10) days, then the Buyer may terminate this Contract by delivery of a Termination Notice to the Seller and the Seller shall promptly sign the Termination Notice to release Earnest Money to the Buyer. Notwithstanding the previous sentence, if within the ten (10) day period, the Seller's written commitment to correct all the non-structural defects at his expense prior to Closing or the Buyer's written commitment to accept the Property without correction of the defects shall also constitute an "agreement" for purposes of this Section, even if earlier negotiations failed to produce an agreement. In the event of termination, Buyer must show proof of payment to all inspectors prior to release of the Earnest Money.

(C) LIABILITY DISCLAIMER. The real estate agent(s) shall not be liable in any way for damages incurred pertaining to which inspector or inspectors are chosen to conduct the inspection, the results of any inspections or findings of any Parties in connection with an inspection, or the expense of any Party in connection with this or any other provision forming part of this Contract.

Seller warrants that as of the Acceptance Deadline he has not received any written notification from any governmental agency requesting any repairs, replacements or alterations to the Property, which have not been satisfactorily made or disclosed to the Buyer in writing and will promptly inform Buyer of any such notice received prior to Closing.

9. AS IS. BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE WARRANTY OF TITLE AS SET OUT IN THE SPECIAL WARRANTY DEED AND AS EXPRESSLY SET FORTH IN THIS CONTRACT), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESSED OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (i) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (ii) THE INCOME TO BE DERIVED FROM THE PROPERTY; (iii) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER OR ANYONE ELSE MAY CONDUCT THEREON; (iv) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (v) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (vi) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (vii) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; OR (viii) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY, THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, ZONING OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS EXCEPT AS AND AS EXPRESSLY SET FORTH IN THIS CONTRACT. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS-IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING. ALL PROVISIONS OF THIS SECTION 10 SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS CONTRACT WITHOUT CLOSING, AS APPLICABLE.

SELLER-CLIENT INITIALS ______ BUYER-CLIENT INITIALS ______

10. APPRAISAL. Buyer's lender may obtain an appraisal no later than the Finance Contingency Deadline, or if this Contract is a cash transaction (as provided in Section 9), Buyer at his option and expense may obtain an appraisal by a certified appraiser within forty-five (45) days after the Acceptance Deadline. If the appraisal report indicates that the appraised value is not equal to or higher than the Purchase Price, Buyer shall have the option to deliver a copy of the appraisal to the Seller within two (2) days after it is available to Buyer requesting an adjustment to the Purchase Price. If Seller does not agree to adjust the Purchase Price down to the appraised value within five (5) days after Seller's receipt of the appraisal report, Buyer, at his option, may terminate this Contract by delivery of a Termination Notice to Seller within two (2) days following the aforementioned five (5) day period. The Seller will promptly sign the Termination Notice to return the Earnest Money to the Buyer. Nothing herein shall prevent Buyer and Seller from reaching a negotiated Purchase Price adjustment prior to the termination of the Contract.

11. ACCESS TO PROPERTY. Seller agrees to permit access to the Property by governmental inspectors, contractors, pest inspectors, Property inspectors, engineers and appraisers selected by Buyer as provided for in the Contract, or inspectors required by Buyer's lender, upon reasonable advance notice to Seller. Buyer and Buyer's agent(s) may also be present during all such inspections.

12. ADJUSTMENTS AND CLOSING COSTS. Unless otherwise agreed herein, adjustments, charges, and Closing costs are to be paid by the Parties as follows:

Buyer shall pay (where applicable):

(a) Later date title charges and other Title Company charges (including closing, recording and escrow fees, and all title charges required by the Lender) customarily paid by Buyer;
(b) Hazard insurance premiums; flood insurance premium, if required by Lender;
(c) Credit report(s), appraisal fees and survey;
(d) Any charges imposed by the Buyer's lender, for example: points, loan discount fees, and other loan expenses; property inspections; inspections and governmental permits;
(e) Taxes and assessments, subdivision assessments and condominium assessments levied after closing (see below);
(f) Real estate commission per written contract with Buyer's agent; and

Seller shall pay (where applicable):

(a) Existing loans on the Property (if not assumed by the Buyer);
(b) Basic title insurance premium and other Title Company charges (including closing, recording and escrow fees) customarily paid by Seller;
(c) Inspection fees;
(d) Taxes and assessments, subdivision assessments and condominium assessments levied before Closing (see Section 16 below) and revenue stamps;
(e) Real estate commission;
(f) Transfer of tenant security deposits (if applicable);
Buyer and Seller shall have prorated and adjusted between them on the basis of thirty (30) days to the month as of the Closing Date

Seller shall pay the last day (where applicable):

(a) Current rents (Seller to receive rent for day of Closing);
(b) Rents which are delinquent over thirty (30) days to be collected by Seller and not adjusted;
(c) Ad valorem real estate taxes;
(d) Subdivision or Common Area upkeep assessments and monthly condominium fees;
(e) Interest (when Buyer assumes an existing loan);
(f) Utility charges (including, but not limited to, water, sewer and trash).

13. TAXES AND ASSESSMENTS. The ad valorem real estate taxes and assessments (both governmental and private) shall be apportioned through the Closing Date at the Seller's expense (Seller to have the last day). The proration thereof shall be calculated upon the basis of the most recent tax information, including confirmed multipliers. Any special assessment, regardless of whether such special assessment is a lien on the Property or is required under the covenants, restrictions, or declarations of a subdivision, development, or condominium, which is a one time assessment being paid in installments by the Seller, shall be paid in full at Seller's expense at the time of Closing. All such taxes and assessments shall constitute a credit to Buyer against the Purchase Price and shall relieve the Seller from any liability to Buyer in connection herewith.

14. DEED OF CONVEYANCE. Seller shall execute a special warranty deed sufficient to convey the Property to Buyer, or Buyer's nominee, in fee simple, subject to exceptions permitted herein, the conditions and stipulations and standard or general exceptions contained in the owner's policy of title insurance procured by Buyer insuring Buyer's title to the real estate and delivered, building lines and restrictions of record, zoning and building laws and ordinances, private and public utility easements or record, covenants and restrictions of record; party wall rights and agreements of record, to Buyer at Closing upon Buyer's compliance with the terms of this Contract.

15. EVIDENCE OF TITLE. Within a reasonable time after the Acceptance Deadline, Seller shall deliver a commitment for title insurance ("Title Commitment") issued by a title insurance company ("Title Company") regularly doing business in the county where the Property is located, committing the Title Company to issue a policy in the usual form insuring title to the Property in Buyer's name for the amount of the Purchase Price.

Buyer is cautioned that there may be subdivision covenants, bylaws, or other restrictions on the use of the Property, all of which should be recorded in the office of the Recorder of Deeds in the county in which the Property is located ("Title Restrictions"). The real estate agents have no responsibility to advise the Buyer about any Title Restrictions concerning the Property.

Permissible exceptions to title shall include only the lien of taxes and assessments, zoning laws and building ordinances, easements, apparent or of record, which do not underlie the improvements; all items which an accurate survey conducted in accordance with Section 19 herein would show, covenants and restrictions apparent or of record which are not violated by the existing improvements or by the present use of the Property; existing mortgages (which will be satisfied at Closing, if not assumed); coal, gas and other minerals excepted or conveyed in prior transactions, and limitations and conditions imposed by the Illinois Condominium Property Act, if applicable ("Permitted Exceptions").

In the event the Property is governed by the Condominium Property Act, Seller shall furnish Buyer a statement from the Board of Managers, Treasurer, or Managing Agent of the condominium association certifying payment of assessments for the condominium common expenses and, if applicable, proof of waiver or termination of any right of first refusal or general option to purchase contained in the declaration of condominium, together with any other documents required by declaration of condominium or bylaws thereto as a precondition to the transfer of title.

SELLER-CLIENT INITIALS JS BUYER-CLIENT INITIALS MGA

Buyer shall deliver written notice of exceptions (other than the Permitted Exceptions) to which the Buyer objects and the reasons for the objection to Seller within seven (7) days after being furnished the Title Commitment. Seller shall have five (5) days to have such title exceptions removed or demonstrate that the objections will be cleared prior to Closing. If Seller is unable to cure such title exceptions or demonstrate that the objections will be cleared prior to Closing, the Buyer shall have the option to terminate this Contract, in which case the Buyer shall deliver to Seller a Termination Notice and Seller shall promptly sign the document to release the Earnest Money to the Buyer. In the event the Title Commitment is not available to allow the full time frames provided above, such time limitations shall be adjusted pro-rata to meet the Closing Date agreed to between the Parties.

16. SURVEY. Buyer may obtain a survey at Buyer's cost, which shall be drawn by a licensed Illinois Land Surveyor, at least ten (10) days prior to Closing.

a) Within five (5) days of receipt of survey, Buyer shall give written notice of objections to the survey, that: (1) are unacceptable to Buyer and (2) adversely affect the use of the Property. Failure of Buyer to serve written notice of objections to the survey on Seller within such time frame will constitute a waiver by Buyer of any survey objections.

b) If Buyer does timely object, Seller has five (5) days from receipt of the survey objections to agree in writing to correct the survey defects, at Seller's expense, prior to Closing, or agree to reduce the Purchase Price based upon the survey objections.

c) If Seller does not so agree, the Buyer may terminate this Contract by delivery of a Terminate Notice to the Seller, unless Buyer, within two (2) additional days or the Closing Date, whichever is earlier, agrees in writing to accept the Property subject to the survey objections. If the Buyer delivers the Termination Notice, the Seller shall promptly sign the Termination Notice to return the Earnest Money to the Buyer. (Note: In the event the Buyer terminates the Contract as a result of the survey, notwithstanding Section (b) above, the Buyer must provide proof of payment to the surveyor, prior to release of the Earnest Money).

17. NOTICES. For purposes of this Section and other provisions of this Contract, the Buyer or the Seller may be referred to as the "Party" or "Parties." All notices required shall be in writing and shall be served by one Party or his Designated Agent to the other Party or his Designated Agent. Notice to any one of a multiple person Party shall be sufficient notice to all. Notice shall be given in the following manner:

a) By personal delivery of such notice; or

b) By mailing of such notice to the addresses recited herein by regular mail or by certified mail, return receipt requested. Except as otherwise provided herein, notice served by certified mail, shall be effective on the date of mailing. Notices sent by regular mail shall be effective two (2) days after mailing (except mailing on Saturday, Sunday or a holiday shall be considered effective the next business day); or

c) By facsimile transmission. Notice by facsimile transmission shall be effective as of the date and time of facsimile transmission, provided that the notice transmitted shall be sent on business days during business hours (9:00 A.M. to 5:00 P.M. Central time). In the event facsimile notice is transmitted during non-business hours, the effective date and time of notice is 10:00 a.m. of the first business day after transmission.

18. RISK OF LOSS. Risk of loss to the improvements on the Property shall be borne by the Seller until Closing. If, after the Contract is executed, the Property is destroyed or damaged by fire, windstorm, or other casualty, Seller shall immediately notify Buyer in writing of the damage or destruction, and as soon as practicable, the amount of insurance proceeds payable, if any. In the event of such loss, the Parties will attempt to agree as follows: (A) Seller shall restore the Property to a condition mutually agreed upon by the Parties or (B) Buyer shall proceed with the transaction and be entitled to all insurance money, if any, payable to Seller under all policies insuring the improvements. Notwithstanding the previous sentence, if the Parties fail to agree to (A) or (B) above within ten (10) days after Buyer has received written notice of such damage or destruction and the amount of the insurance proceeds payable, the Contract shall be considered terminated and the Parties shall promptly sign the Termination Notice to allow for the Earnest Money to be returned to the Buyer. The termination hereunder does not constitute a default under this Contract by either Party.

19. REMEDIES UPON DEFAULT. If either Party defaults in the performance of any obligation of this Contract, the Party claiming a default ("Non-Defaulting Party") shall notify the other Party ("Defaulting Party") in writing of the nature of the default. The Non-Defaulting Party may, but is not required to provide the Defaulting Party with a deadline to cure the default. In the event the default is not cured, then the Non-Defaulting Party may seek any remedy at law or in equity, including enforcement of sale and damages. In the event of litigation or arbitration between the Parties, the prevailing Party may recover, in addition to damages and/or equitable relief, the cost of litigation, applicable fees, and reasonable attorney's fees.

20. LITIGATION/MEDIATION/ARBITRATION. Notwithstanding anything in this Contract to the contrary, Buyer and Seller agree that any dispute or claim arising out of or relating to this Contract, the breach of this Contract or the services provided in relation to this Contract shall be submitted to mediation in accordance with the Rule and Procedures of the Commercial Dispute Resolution System of the United States Arbitration & Mediation. Any agreement signed by the parties pursuant to the mediation conference shall be binding. The parties further agree that any controversy or claim arising out of or in relation to this Contract, or any breach thereof, which is not resolved by mediation, whatever the cause or reason, or which is not subject to mediation under the terms of this Contract, shall be settled by binding arbitration, in accordance with the COMMERCIAL RULES OF THE UNITED STATES ARBITRATION & MEDIATION or the then relevant rules of the United States Arbitration & Mediation, if one of the parties so elects such arbitration, the award rendered by the arbitrator(s) may be entered as a judgment in any court having jurisdiction thereof. The election to arbitrate may be made at any time after attempts at mediation have failed but not later than thirty (30) days after the receipt of summons in the event suit is filed by an opposing party. Failure to make a timely election to arbitrate will constitute an absolute waiver of the right to arbitrate. The notice of election to arbitrate shall be on the form normally used by the United States Arbitration & Mediation. The arbitration and/or mediation conference shall be conducted by the United States Arbitration & Mediation at a location chosen by United States Mediation and Arbitration. The filing of a judicial action to enable the recording of a notice of pending action, or for order of attachment, receivership, injunction, or other provisional remedy shall not constitute a waiver of the right to mediate and/or arbitrate under this provision nor shall it constitute a breach of the duty to mediate and/or arbitrate.

21. ACCEPTANCE DEADLINE DEFINED. "Acceptance Deadline" is the time from which various time limits and contingencies are to be measured. Unless otherwise agreed in writing, "Acceptance Deadline" is defined as the deadline for acceptance that was provided to the last Party whose signature resulted in a contract (even if that signature was obtained before the deadline).

22. TIMING. Except for the "Acceptance Deadline" as defined in Section 24 and a deadline stated in hours in Addendum A, if any date, time period or deadline hereunder falls on a Saturday, Sunday, or a state or federal holiday, then such date shall be extended to the next occurring business day. A "Working Day" includes all weekdays except holidays.

23. BINDING EFFECT. The Contract shall be binding on and for the benefit of the Parties and their respective heirs, personal representatives, executors, administrators, successors or assigns. Unless specifically stated herein, all provisions of this Contract shall survive the Closing.

24. ENTIRE AGREEMENT. This Contract constitutes the entire agreement between the Parties hereto and there are no other understandings, written or oral, relating to the terms hereof. The Contract may not be changed, modified or amended, in whole or in part, except in writing by all Parties.

SELLER-CLIENT INITIALS ________ BUYER-CLIENT INITIALS MGA

25. ASSIGNABILITY OF CONTRACT. This Contract is assignable by Buyer only with the written consent of Seller, whose consent shall not be unreasonably withheld. If Seller is taking back a note and mortgage as part of the Purchase Price, or Buyer is assuming an existing note and mortgage, Seller may withhold his consent in his sole and absolute discretion. Unless otherwise agreed in writing, an assignment does not relieve the Parties of their obligations under the Contract.

26. GOVERNING LAW. This Contract shall be considered a contract for the sale of real property and shall be construed in accordance with laws of the State of Illinois. All Parties to the Contract agree to act in good faith and fair dealing with one another.

27. CONSTRUCTION. Words and phrases shall be construed as in the singular or plural number, and in masculine, feminine or neuter gender according to content. The Illinois Real Estate License Act in effect on the Acceptance Deadline shall take precedence over any definition herein to the contrary.

28. FACSIMILE COPIES. Fully executed facsimile copies shall be deemed true copies, however, Parties shall execute and exchange original copies as soon thereafter as practicable, but no later than the Closing Date.

29. NON-DISCRIMINATION. THE PARTIES UNDERSTAND AND AGREE THAT IT IS ILLEGAL FOR EITHER OF THE PARTIES TO REFUSE TO DISPLAY OR SELL THE PROPERTY TO ANY PERSON ON THE BASIS OF RACE, COLOR, RELIGION, SEX, NATIONAL ORIGIN, ANCESTRY, AGE, MARITAL STATUS, FAMILIAL STATUS, PHYSICAL OR MENTAL HANDICAP, MILITARY STATUS OR UNFAVORABLE DISCHARGE FROM MILITARY OR ANY OTHER CLASS PROTECTED BY ARTICLE 3 OF THE ILLINOIS HUMAN RIGHTS ACT. THE PARTIES AGREE TO COMPLY WITH ALL APPLICABLE FEDERAL, STATE AND LOCAL FAIR HOUSING LAWS.

30. AGENT INTEREST. Pursuant to 225 ILCS 554/10-27, None ______ is a licensed real estate agent and has an interest, direct or indirect, as the Seller or Buyer of the Property that is the subject of this transaction.

31. ☐ADDENDA. If checked, the attached addenda are made a part of this Contract:

______

SPECIAL AGREEMENT(S): Buyer reserves the option to purchase property located at 600 Country Club View Parcel 14-2-15-21-19-401-002 on or before 12 months of closing 1 Country Club View. Price and option fee to be determined.

32. INITIALS. The Parties have initialed each of the five (5) pages of this Contract. Initialing each of the five (5) pages merely acknowledges that the Parties have read and understand the terms indicated on such pages; failure to initial all the pages shall not be cause to invalidate this Contract if all other conditions to the formation of the Contract are satisfied.

SELLER-CLIENT INITIALS ______ BUYER-CLIENT INITIALS ______

PARTIES: PLEASE PRINT

SELLER YTB International INC. BUYER Prestige Management Services LLC.

Address: 1 Country Club View Address: Club Centre

City/State/Zip: Edwardsville IL. 62025 City/State/Zip: Edwardsville IL. 62025

SELLER ______ BUYER ______

Address: ______ Address: ______

City/State/Zip: ______ City/State/Zip: ______

E-mail Address (Optional): ______ E-mail Address (Optional): ______

Attorney: Sellers Choice Attorney: Buyers Choice

Listing Broker: Wooff Real Estate Selling Broker: Wooff Real Estate

Address: 224 S. Buchanan St. Address: 224 S. Buchanan St.

City/State/Zip: Edwardsville IL. 62025 City/State/Zip: Edwardsville IL. 62025

Phone/Cell: 618-692-1030 Phone/Cell: 618-692-1030

Date: 11/6/08 Date: 11/6/08

Designated Agent: Brian Stanley Designated Agent: Brian Stanley

Phone: 618-779-6869 Phone: 618-779-6869

Fax: 618-692-1045 Fax: 618-692-1045

E-mail Address: (Optional): bstan7500@yahoo.com E-mail Address: (Optional): bstan7500@yahoo.com

Contract to be accepted by Seller by 4 P.M. on November 6th, 2008, which is the "Acceptance Deadline."

[signature] 11/6/08 ______
Buyer Date Buyer Date

RECEIVED BY LISTING AGENCY: Wooff Real Estate

I HEREBY ACKNOWLEDGE RECEIPT OF $ 100,000 EARNEST MONEY MENTIONED ABOVE.

DATE 11/6/08

BY Brian Stanley BY Brian Stanley [signature]

SELLER: ☑Accepts ☐Rejects ☐Counter Offers – Counteroffer Addendum attached to the foregoing Contract at

X A.M. on November 6th, 2008

[signature] 11-6-08 ______
Seller Date Seller Date

TITLE COMPANY INFORMATION:

Name: Madison County Title Edwardsville IL. 62025 Contact: ______

Address: ______

Phone: 618-656-0400 Fax: ______ E-Mail Address: ______